Exhibit 99.1

PDS Biotech Announces Preliminary Efficacy Achievement in Phase 2
Combination Trial of PDS0101 Led by the National Cancer Institute

Full enrollment triggered by observation of 3 objective responses in continued evaluation of the initial group of 8 patients

Florham Park, NJ, February 3, 2021 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced that the National Cancer Institute’s (NCI) Phase 2 clinical study of PDS0101 for the treatment of advanced human papillomavirus (HPV)-associated cancers that have progressed or returned after treatment achieved its preliminary objective response. The trial, which studies PDS0101 in combination with two investigational immune-modulating agents bintrafusp alfa (M7824), a TGF-β “trap”/ anti-PD-L1 bifunctional fusion protein, and NHS-IL12 (M9241), a DNA-targeted immunocytokine, will now progress to full enrollment of approximately 20 in this group of checkpoint inhibitor (CPI) naïve patients.  As a result of achieving this milestone, preliminary efficacy assessment of the triple combination in an added group of approximately 20 patients who have failed prior therapy with checkpoint inhibitors (CPI refractory) is ongoing.

The NCI Center for Cancer Research’s Laboratory of Tumor Immunology and Biology (LTIB) and Genitourinary Malignancies Branch (GMB) are jointly leading this Phase 2 trial. The trial is evaluating the treatment combination in two patient groups: one in patients who failed prior treatment, but are naïve to checkpoint inhibitor treatment; and the second in patients who have failed treatment with checkpoint inhibitors. As prespecified in the clinical trial design, the achievement of an objective response as measured by radiographic tumor responses according to RECIST 1.1 or iRECIST among at least three of the first eight patients allows the trial to progress to full enrollment.

Pooled data from phase 1 and 2 trials reported in the October 2020 issue of the Journal for Immunotherapy of Cancer (J ImmunoTher Cancer 2020;8:e001395. doi:10.1136/jitc-2020-001395) showed that bintrafusp alfa (M7824) a first-in-class bifunctional fusion protein composed of the extracellular domain of human TGF-β (TGF-β “trap”) fused to an IgG1 antibody blocking PD-L1 (anti–PD-L1) protein, demonstrated efficacy in checkpoint inhibitor-naïve patients with HPV-associated malignancies. The observed response rate was 30.5%.  M9241 is an immunocytokine composed of 2 heterodimers of IL-12 fused to the heavy chains of a human antibody targeting DNA released from necrotic tumor cells. In preclinical studies performed at the NCI comparing each drug alone versus all three agents used in combination, the triple combination achieved the highest induction of tumor-specific CD8+ killer T-cells and superior antitumor effect (J ImmunoTher Cancer 2020;8:e000612. doi:10.1136/jitc-2020-000612).

“The achievement of this important milestone in this NCI-led Phase 2 clinical trial strengthens the evidence of our novel Versamune® platform’s potential ability to induce high levels of tumor-specific CD8+ killer T-cells that attack the cancer to achieve tumor regression,” commented Dr. Lauren Wood, Chief Medical Officer of PDS Biotech. “The initial data solidifies our belief that PDS0101’s demonstrated preclinical efficacy when combined with these two immune-modulating agents, has the potential to significantly improve clinical outcomes for patients with advanced and currently untreatable HPV-associated cancers.”

The studies are being performed as part of a Cooperative Research and Development Agreement (CRADA) between PDS Biotech and the NCI.  Dr. Jeffrey Schlom, Chief, LTIB, and Dr. James Gulley, Chief, GMB, at NCI are serving as principal investigators for the NCI, while Dr. Frank Bedu-Addo and Dr. Lauren Wood, PDS Biotech’s Chief Executive Officer and Chief Medical Officer respectively, are serving as PDS Biotech’s investigators.

Dr. Julius Strauss, Staff Clinician, LTIB, is serving as the Principal Investigator of this phase 2 clinical trial in advanced HPV-associated cancers.  For patients interested in enrolling in this clinical study, please call NCI’s toll-free number 1-800-4-CANCER (1-800-422-6237), email NCIMO_Referrals@mail.nih.gov, or visit the website: https://trials.cancer.gov.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers.  In partnership with Merck and Co., PDS Biotech is studying a combination of PDS0101 and KEYTRUDA® to a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer. In separate partnership with the National Cancer Institute (NCI), and The University of Texas MD Anderson Cancer Center, PDS Biotech is conducting additional Phase 2 studies in advanced HPV-associated cancers and advanced localized cervical cancer respectively.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital